Taubman Centers, Inc.	T 248.258.6800
200 East Long Lake Road	www.taubman.com
Suite 300
Bloomfield Hills, Michigan
48304-2324

TAUBMAN CENTERS ISSUES STRONG SECOND QUARTER RESULTS

•	Adjusted Funds from Operations Per Share Up 14.7 percent

•	Net Operating Income (NOI) Excluding Lease Cancellation Income Up 4.5 percent

•	Sale of Seven Malls to Starwood Capital Group Announced

BLOOMFIELD HILLS, Mich., July 30, 2014 - - Taubman Centers, Inc. (NYSE: TCO) today reported financial results for the second quarter of 2014.

	June 30, 2014 Three Months Ended	June 30, 2013 Three Months Ended	June 30, 2014 Six Months Ended	June 30, 2013 Six Months Ended
Net income allocable to common shareholders (EPS) per diluted share	$0.33	$0.28	$6.08	$0.71
Funds from Operations (FFO) per diluted share Growth rate	$0.80 6.7%	$0.75	$1.70 3.0%	$1.65
Adjusted Funds from Operations (Adjusted FFO) per diluted share(1) Growth rate	$0.86 14.7%	$0.75	$1.76 6.7%	$1.65
(1) Adjusted FFO for the three and six months ended June 30, 2014 excludes charges related to the expected sale of seven centers to Starwood Capital Group.

“We’re pleased to announce strong results for the quarter. FFO increased 6.7 percent, and 14.7 percent on an adjusted basis. Our results benefited from increased rents and recoveries, and reduced interest and operating expenses. Lease cancellation income was also higher,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers.

“During the quarter we announced an agreement to sell a portfolio of seven malls. The sale is part of our ongoing strategy to recycle capital. It’s a transformative opportunity that will significantly enhance NOI growth and create net asset value for our investors over time.”

Operating Statistics

Comparable center NOI excluding lease cancellation income was up 4.5 percent in the quarter, bringing year-to-date growth to 3.2 percent. Excluding the company’s assets that are currently held for sale, comparable center NOI excluding lease cancellation income was up 4.6 percent in the quarter.

Average rent per square foot for the second quarter of 2014 was $51.46, up 3.7 percent from $49.61 in the comparable period last year. Excluding the company’s assets that are currently held for sale, average rent per square foot for the quarter was $60.88, up 5.3 percent.

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Trailing twelve month releasing spreads per square foot for the period ended June 30, 2014 were 15.4 percent. Excluding the company’s assets that are currently held for sale, spreads were 23.1 percent.

Ending occupancy - excluding temporary tenants - in comparable centers was 90.1 percent on June 30, 2014, down 0.5 percent from 90.6 percent on June 30, 2013. Excluding the company’s assets that are currently held for sale, ending occupancy in comparable centers was 91.6 percent, down 1 percent.

Mall tenant sales per square foot were down 0.8 percent from the second quarter of 2013. This brings the company's 12-month trailing mall tenant sales per square foot to $707, a 0.9 percent decline from the 12-months ended June 30, 2013. Excluding the company’s assets that are currently held for sale, mall tenant sales per square foot were down 1.2 percent from the second quarter of 2013, bringing the 12-month trailing mall tenant sales per square foot to $806, a 0.7 percent decline from the 2013 comparable period.

“A number of categories, like home furnishings, jewelry, and food, continue to be strong,“ said Mr. Taubman. “Electronics continue to struggle; excluding them, growth in the quarter and for the last twelve months would have been positive.”

Sale of Seven Malls Announced

In June, the company announced the sale of seven malls to Starwood Capital Group. The transaction is expected to close in the fourth quarter of 2014. The malls held for sale are:

•	MacArthur Center (Norfolk, Va.)

•	Stony Point Fashion Park (Richmond, Va.)

•	Northlake Mall (Charlotte, N.C.)

•	The Mall at Wellington Green (Wellington, Fla.)

•	The Shops at Willow Bend (Plano, Tex.)

•	The Mall at Partridge Creek (Clinton Township, Mich.)

•	Fairlane Town Center (Dearborn, Mich.)

Total consideration, before transaction costs, will be $1.405 billion. See Taubman To Sell Seven Malls To Starwood Capital Group - June 18, 2014.

The Mall at University Town Center to Open October 16, 2014

The grand opening of The Mall at University Town Center (Sarasota, Fla.) is scheduled for 10:00 a.m. on Thursday, October 16, 2014. The center, with its unique-to-market merchandising, will feature more than 100 specialty stores, a premier collection of restaurants and will be anchored by Saks Fifth Avenue, Dillard’s, and Macy’s. The center will be over 90 percent leased at opening. “University Town Center will be the leading shopping and dining destination in the significantly underserved Sarasota market,” said Mr. Taubman.

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2014 Guidance (including the full year operations of assets currently held for sale)

The company’s Adjusted FFO and EPS guidance excludes the impact of the company’s sale of seven assets, which is expected to close in the fourth quarter. The company expects its 2014 Adjusted FFO to be in the range of $3.72 to $3.82 per diluted share, unchanged from the company’s previous FFO guidance.

2014 EPS is expected to be in the range of $7.33 to $7.48. 2014 EPS includes $5.30 per share gains from the first quarter 2014 sales of the company's 50 percent interest in Arizona Mills, land in Syosset, New York, and a 49.9 percent interest in International Plaza. 2014 EPS also includes a charge recognized in the second quarter for the discontinuation of hedge accounting on an interest rate swap related to a center now held for sale.

Supplemental Investor Information Available

The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investors.” This includes the following:

•	Company Information

•	Income Statements

•	Earnings Reconciliations

•	Changes in Funds from Operations and Earnings Per Share

•	Components of Other Income, Other Operating Expense, and Nonoperating Income

•	Recoveries Ratio Analysis

•	Balance Sheets

•	Debt Summary

•	Other Debt, Equity and Certain Balance Sheet Information

•	Construction and Redevelopment

•	Dispositions

•	Capital Spending

•	Operational Statistics

•	Operational Statistics - Proforma Statistics Excluding Centers Expected to be Sold to Starwood Capital Group

•	Owned Centers

•	Major Tenants in Owned Portfolio

•	Anchors in Owned Portfolio

•	Operating Statistics Glossary

Investor Conference Call

The company will host a conference call at 11:00 a.m. EDT on Thursday, July 31 to discuss these results, business conditions and the company’s outlook for the remainder of 2014. The conference call will be simulcast at www.taubman.com. An online replay will follow shortly after the call and continue for approximately 90 days.

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Taubman Centers is an S&P MidCap 400 Real Estate Investment Trust engaged in the ownership, management and/or leasing of 27 regional, super-regional and outlet shopping centers in the U.S. and Asia. Taubman’s U.S.-owned properties are the most productive in the publicly held U.S. regional mall industry. Taubman is currently developing six properties in the U.S. and Asia totaling 5.6 million square feet. Taubman Centers is headquartered in Bloomfield Hills, Mich. and Taubman Asia is headquartered in Hong Kong. Founded in 1950, Taubman has more than 60 years of experience in the shopping center industry. www.taubman.com.

For ease of use, references in this press release to “Taubman Centers,” “company,” “Taubman” or an operating platform mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself or the named operating platform.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. The forward-looking statements included in this release are made as of the date hereof. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks and uncertainties, including that the conditions to one or more transaction closings may not be satisfied, the occurrence of any event, change or other circumstances that could give rise to the termination of the sale agreements with respect to any or all of the seven centers, and general economic conditions. You should review the company's filings with the Securities and Exchange Commission, including “Risk Factors” in its most recent Annual Report on Form 10-K and subsequent quarterly reports, for a discussion of such risks and uncertainties.

CONTACT:
Barbara Baker, Taubman, Vice President, Corporate Affairs & Investor Relations, 248-258-7367
bbaker@taubman.com

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Taubman Centers/5

TAUBMAN CENTERS, INC.
Table 1 - Summary of Results
For the Periods Ended June 30, 2014 and 2013
(in thousands of dollars, except as indicated)
	Three Months Ended		Year to Date
	2014	2013	2014	2013
Net income	39,054	33,603	565,211	79,959
Noncontrolling share of income of consolidated joint ventures	(2,252)	(1,773)	(5,370)	(4,554)
Noncontrolling share of income of TRG	(9,203)	(7,788)	(156,865)	(19,577)
Preferred stock dividends	(5,785)	(5,764)	(11,569)	(9,364)
Distributions to participating securities of TRG	(470)	(436)	(938)	(878)
Net income attributable to Taubman Centers, Inc. common shareowners	21,344	17,842	390,469	45,586
Net income per common share - basic	0.34	0.28	6.18	0.72
Net income per common share - diluted	0.33	0.28	6.08	0.71
Beneficial interest in EBITDA - Combined (1)	112,054	114,627	721,043	243,110
Adjusted Beneficial interest in EBITDA - Combined (1)	117,890	114,627	240,259	243,110
Funds from Operations (1)	71,864	68,209	153,087	149,722
Funds from Operations attributable to TCO (1)	51,337	48,750	109,373	106,954
Funds from Operations per common share - basic (1)	0.81	0.76	1.73	1.68
Funds from Operations per common share - diluted (1)	0.80	0.75	1.70	1.65
Adjusted Funds from Operations (1)	77,700	68,209	158,923	149,722
Adjusted Funds from Operations attributable to TCO (1)	55,513	48,750	113,549	106,954
Adjusted Funds from Operations per common share- basic (1)	0.88	0.76	1.80	1.68
Adjusted Funds from Operations per common share- diluted (1)	0.86	0.75	1.76	1.65
Weighted average number of common shares outstanding - basic	63,263,237	63,786,083	63,214,694	63,602,025
Weighted average number of common shares outstanding - diluted	63,974,613	64,842,511	64,834,009	64,707,684
Common shares outstanding at end of period	63,263,470	63,816,192
Weighted average units - Operating Partnership - basic	88,408,808	89,013,712	88,361,090	88,887,990
Weighted average units - Operating Partnership - diluted	89,991,446	90,941,402	89,980,405	90,864,911
Units outstanding at end of period - Operating Partnership	88,408,920	89,013,714
Ownership percentage of the Operating Partnership at end of period	71.6%	71.7%
Number of owned shopping centers at end of period	24	24	24	24

Operating Statistics:
Net Operating Income excluding lease cancellation income - growth % (1)(2)	4.5%	3.9%	3.2%	4.5%
Mall tenant sales - all centers (3)	1,358,891	1,406,196	2,694,185	2,860,984
Mall tenant sales - comparable (2)(3)	1,350,526	1,366,953	2,679,976	2,779,351
Ending occupancy - all centers	89.4%	90.7%	89.4%	90.7%
Ending occupancy - comparable (2)	90.1%	90.6%	90.1%	90.6%
Average occupancy - all centers	89.6%	90.7%	89.9%	90.6%
Average occupancy - comparable (2)	90.2%	90.5%	90.5%	90.5%
Leased space - all centers	91.9%	92.6%	91.9%	92.6%
Leased space - comparable (2)	92.3%	92.3%	92.3%	92.3%
All centers:
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses (3)	14.2%	13.7%	14.6%	13.7%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures (3)	14.2%	13.6%	13.9%	12.7%
Mall tenant occupancy costs as a percentage of tenant sales - Combined (3)	14.2%	13.6%	14.3%	13.4%
Comparable centers:
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses (2)(3)	14.3%	13.7%	14.6%	13.7%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures (2)(3)	14.2%	13.4%	13.9%	12.6%
Mall tenant occupancy costs as a percentage of tenant sales - Combined (2)(3)	14.2%	13.6%	14.4%	13.4%
Average rent per square foot - Consolidated Businesses (2)	48.53	48.43	48.21	48.03
Average rent per square foot - Unconsolidated Joint Ventures (2)	58.06	53.08	56.99	51.93
Average rent per square foot - Combined (2)	51.46	49.61	50.84	49.01

Proforma Operating Statistics Excluding Centers Expected to be Sold to Starwood Capital Group (4)
Net Operating Income excluding lease cancellation income - growth % (1)(4)	4.6%		3.2%
Mall tenant occupancy costs as a percentage of tenant sales - Combined (3)(4)	14.3%	13.5%	14.4%	13.3%
Ending occupancy - comparable (4)	91.6%	92.6%	91.6%	92.6%
Average rent per square foot - Combined (4)	60.88	57.79	60.00	57.03

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(1)
Beneficial Interest in EBITDA represents the Operating Partnership’s share of the earnings before interest, income taxes, and depreciation and amortization of its consolidated and unconsolidated businesses. The Company believes Beneficial Interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The Company uses Net Operating Income (NOI) as an alternative measure to evaluate the operating performance of centers, both on individual and stabilized portfolio bases. The Company defines NOI as property-level operating revenues (includes rental income excluding straight-line adjustments of minimum rent) less maintenance, taxes, utilities, promotion, ground rent (including straight-line adjustments), and other property operating expenses. Since NOI excludes general and administrative expenses, pre-development charges, interest income and expense, depreciation and amortization, impairment charges, restructuring charges, and gains from peripheral land and property dispositions, it provides a performance measure that, when compared period over period, reflects the revenues and expenses most directly associated with owning and operating rental properties, as well as the impact on their operations from trends in tenant sales, occupancy and rental rates, and operating costs. The Company also uses NOI excluding lease cancellation income as an alternative measure because this income may vary significantly from period to period, which can affect comparability and trend analysis. The Company generally provides separate projections for expected comparable center NOI growth and lease cancellation income. Comparable centers are generally defined as centers that were owned and open for the entire current and preceding period presented.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties and impairment write-downs of depreciable real estate, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. The Company primarily uses FFO in measuring performance and in formulating corporate goals and compensation.

The Company may also present adjusted versions of NOI, Beneficial Interest in EBITDA, and FFO when used by management to evaluate operating performance when certain significant items have impacted results that affect comparability with prior or future periods due to the nature or amounts of these items. The Company believes the disclosure of the adjusted items is similarly useful to investors and others to understand management's view on comparability of such measures between periods. For the three and six month periods ended June 30, 2014, FFO and EBITDA were adjusted for expenses related to the expected sale of seven centers to Starwood Capital Group announced in June 2014. Specifically these measures were adjusted for a charge related to the discontinuation of hedge accounting on the interest rate swap previously designated to hedge the MacArthur Center (MacArthur) note payable as well as disposition costs incurred related to the expected sale of centers. In addition, for the six month period ended June 30, 2014, EBITDA was adjusted for the gain on dispositions of interests in International Plaza, Arizona Mills, and land in Syosset, New York related to the former Oyster Bay project.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use the same definitions. These measures should not be considered alternatives to net income or as an indicator of the Company's operating performance. Additionally, these measures do not represent cash flows from operating, investing or financing activities as defined by GAAP.

(2)	Statistics exclude non-comparable centers. In 2014 and 2013, non-comparable centers are Taubman Prestige Outlets Chesterfield and Arizona Mills.
(3)	Based on reports of sales furnished by mall tenants.
(4)
Statistics exclude non-comparable centers. The June 30, 2013 statistics have been restated to include comparable centers to 2014. In addition, the statistics have been further adjusted to exclude the portfolio of seven centers expected to be sold in the fourth quarter of 2014.

Taubman Centers/7

TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Three Months Ended June 30, 2014 and 2013
(in thousands of dollars)
	2014		2013
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)
REVENUES:
Minimum rents	96,532	48,364	103,233	42,076
Percentage rents	1,094	1,103	1,083	1,429
Expense recoveries	61,203	27,591	65,569	24,600
Management, leasing, and development services	2,965		1,819
Other	8,191	3,236	6,483	1,669
Total revenues	169,985	80,294	178,187	69,774

EXPENSES:
Maintenance, taxes, utilities, and promotion	48,830	19,989	52,762	17,975
Other operating	16,050	4,497	18,492	4,168
Management, leasing, and development services	1,696		1,119
General and administrative	11,587		12,628
Interest expense	25,434	18,137	32,622	16,994
Depreciation and amortization	36,850	11,092	38,258	9,187
Total expenses	140,447	53,715	155,881	48,324

Nonoperating income (expense) (2)	(5,321)	(5)	50	(8)
	24,217	26,574	22,356	21,442
Income tax expense	(311)		(234)
Equity in income of Unconsolidated Joint Ventures	14,675		11,481
	38,581		33,603
Gain on dispositions, net of tax (3)	473
Net income	39,054		33,603
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(2,252)		(1,773)
Noncontrolling share of income of TRG	(9,203)		(7,788)
Distributions to participating securities of TRG	(470)		(436)
Preferred stock dividends	(5,785)		(5,764)
Net income attributable to Taubman Centers, Inc. common shareowners	21,344		17,842

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	86,501	55,803	93,236	47,623
EBITDA - outside partners' share	(5,931)	(24,319)	(5,355)	(20,877)
Beneficial interest in EBITDA	80,570	31,484	87,881	26,746
Beneficial interest expense	(23,348)	(9,955)	(30,408)	(9,401)
Beneficial income tax expense - TRG and TCO	(311)		(234)
Beneficial income tax expense - TCO	87		128
Non-real estate depreciation	(878)		(739)
Preferred dividends and distributions	(5,785)		(5,764)
Funds from Operations contribution	50,335	21,529	50,864	17,345

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenue, recoveries,
and ground rent expense at TRG %	403	393	777	122
Green Hills purchase accounting adjustments - minimum rents increase	199		200
Green Hills, El Paseo Village, and Gardens on El Paseo purchase accounting
adjustments - interest expense reduction	305		858
Waterside Shops purchase accounting adjustments - interest expense reduction		263		263
Taubman BHO headquarters purchase accounting adjustment -
interest expense reduction	181

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method. International Plaza's operations were consolidated through the disposition date. Subsequent to the disposition, the Company's remaining 50.1% interest is accounted for under the equity method of accounting within Unconsolidated Joint Ventures. In addition, Arizona Mills' operations were accounted for under equity method accounting through the disposition in January 2014.

(2)
Nonoperating expense for the three months ended June 30, 2014 includes $5.7 million in connection with the discontinuation of hedge accounting related to the MacArthur interest rate swap in connection with the pending sale and $0.4 million of disposition costs related to the expected sale of centers to Starwood Capital Group.

(3)	During the three months ended June 30, 2014, a reduction of $0.5 million was recorded to adjust the tax on the gain on dispositions in interests in International Plaza was recognized.

Taubman Centers/8

TAUBMAN CENTERS, INC.
Table 3 - Income Statement
For the Period Ended June 30, 2014 and 2013
(in thousands of dollars)
	2014		2013
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)
REVENUES:
Minimum rents	194,422	94,872	205,542	82,147
Percentage rents	5,756	3,157	6,711	3,626
Expense recoveries	123,912	54,627	129,606	48,184
Management, leasing, and development services	5,470		5,201
Other	15,203	4,863	14,384	3,368
Total revenues	344,763	157,519	361,444	137,325

EXPENSES:
Maintenance, taxes, utilities, and promotion	96,771	39,992	99,319	35,186
Other operating	31,546	9,424	34,655	8,271
Management, leasing, and development services	2,981		3,145
General and administrative	23,124		24,864
Interest expense	51,564	36,029	67,074	33,928
Depreciation and amortization	71,968	22,792	75,280	19,258
Total expenses	277,954	108,237	304,337	96,643

Nonoperating income (expense) (2)	(4,218)	(3)	2,287
	62,591	49,279	59,394	40,682
Income tax expense	(1,010)		(1,262)
Equity in income of Unconsolidated Joint Ventures	26,743		21,827
	88,324		79,959
Gain on dispositions, net of tax (3)	476,887
Net income attributable to noncontrolling interests:	565,211		79,959
Noncontrolling share of income of consolidated joint ventures	(5,370)		(4,554)
Noncontrolling share of income of TRG	(156,865)		(19,577)
Distributions to participating securities of TRG	(938)		(878)
Preferred stock dividends	(11,569)		(9,364)
Net income attributable to Taubman Centers, Inc. common shareowners	390,469		45,586

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	672,743	108,100	201,748	93,868
EBITDA - outside partners' share	(12,274)	(47,526)	(11,415)	(41,091)
Beneficial interest in EBITDA	660,469	60,574	190,333	52,777
Gain on dispositions	(486,620)
Beneficial interest expense	(47,414)	(19,799)	(62,697)	(18,777)
Beneficial income tax expense - TRG and TCO	(1,010)		(1,262)
Beneficial income tax expense - TCO	146		161
Non-real estate depreciation	(1,690)		(1,449)
Preferred dividends and distributions	(11,569)		(9,364)
Funds from Operations contribution	112,312	40,775	115,722	34,000

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenue, recoveries,
and ground rent expense at TRG %	824	539	1,800	225
Green Hills purchase accounting adjustments - minimum rents increase	391		404
Green Hills, El Paseo Village, and Gardens on El Paseo purchase accounting
adjustments - interest expense reduction	611		1,715
Waterside Shops purchase accounting adjustments - interest expense reduction		525		525
Taubman BHO headquarters purchase accounting adjustment
interest expense reduction	242

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method. International Plaza's operations were consolidated through the disposition date. Subsequent to the disposition, the Company's remaining 50.0% interest is accounted for under the equity method of accounting within Unconsolidated Joint Ventures. In addition, Arizona Mills' operations were accounted for under equity method accounting through the disposition in January 2014.

(2)
Nonoperating expense for the six months ended June 30, 2014 includes $5.7 million in connection with the discontinuation of hedge accounting related to the MacArthur interest rate swap in connection with the pending sale and $0.4 million of disposition costs related to the expected sale of centers to Starwood Capital Group.

(3)
During the six months ended June 30, 2013, the gain on dispositions of interest in International Plaza, Arizona Mills, and land in Syosset, New York related to the former Oyster Bay project is net of income tax expense of $9.7 million.

(4)
For the six months ended June 30, 2014, EBITDA includes the Company's $486.6 million (before tax) gain from the dispositions of interest in International Plaza, Arizona Mills, and land in Syosset, New York related to the former Oyster Bay project.

Taubman Centers/9

TAUBMAN CENTERS, INC.
Table 4 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations and Adjusted Funds from Operations
For the Three Months Ended June 30, 2014 and 2013
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2014			2013
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income attributable to TCO common shareowners - Basic	21,344	63,263,237	0.34	17,842	63,786,083	0.28

Add impact of share-based compensation	74	711,376		92	1,056,428

Net income attributable to TCO common shareowners - Diluted	21,418	63,974,613	0.33	17,934	64,842,511	0.28

Add depreciation of TCO's additional basis	1,720		0.03	1,720		0.03
Add TCO's additional income tax expense	87		0.00	128		0.00

Net income attributable to TCO common shareowners,
excluding step-up depreciation and additional income tax expense	23,225	63,974,613	0.36	19,782	64,842,511	0.31

Add:
Noncontrolling share of income of TRG	9,203	25,145,571		7,788	25,227,629
Distributions to participating securities of TRG	470	871,262		436	871,262

Net income attributable to partnership unitholders
and participating securities	32,898	89,991,446	0.37	28,006	90,941,402	0.31

Add (less) depreciation and amortization:
Consolidated businesses at 100%	36,850		0.41	38,258		0.42
Depreciation of TCO's additional basis	(1,720)		(0.02)	(1,720)		(0.02)
Noncontrolling partners in consolidated joint ventures	(1,593)		(0.02)	(1,368)		(0.02)
Share of Unconsolidated Joint Ventures	6,854		0.08	5,864		0.06
Non-real estate depreciation	(878)		(0.01)	(739)		(0.01)
Less gain on dispositions, net of tax	(473)		(0.01)
Less impact of share-based compensation	(74)		(0.00)	(92)		(0.00)

Funds from Operations	71,864	89,991,446	0.80	68,209	90,941,402	0.75

TCO's average ownership percentage of TRG	71.6%			71.7%

Funds from Operations attributable to TCO,
excluding additional income tax expense	51,424		0.80	48,878		0.75

Less TCO's additional income tax expense	(87)		(0.00)	(128)		(0.00)

Funds from Operations attributable to TCO	51,337		0.80	48,750		0.75

Funds from Operations	71,864	89,991,446	0.80	68,209	90,941,402	0.75

Disposition costs related to the pending Starwood sale	441		0.00
Discontinuation of hedge accounting - MacArthur	5,395		0.06

Adjusted Funds from Operations	77,700	89,991,446	0.86	68,209	90,941,402	0.75

TCO's average ownership percentage of TRG	71.6%			71.7%

Adjusted Funds from Operations attributable to TCO,
excluding additional income tax expense	55,600		0.86	48,878		0.75

Less TCO's additional income tax expense	(87)		(0.00)	(128)		(0.00)

Adjusted Funds from Operations attributable to TCO	55,513		0.86	48,750		0.75

Taubman Centers/10

TAUBMAN CENTERS, INC.
Table 5 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations and Adjusted Funds from Operations
For the Six Months Ended June 30, 2014 and 2013
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2014			2013
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income attributable to TCO common shareowners - Basic	390,469	63,214,694	6.18	45,586	63,602,025	0.72

Add distributions to participating securities of TRG	938	871,262
Add impact of share-based compensation	2,618	748,053		245	1,105,659

Net income attributable to TCO common shareowners - Diluted	394,025	64,834,009	6.08	45,831	64,707,684	0.71

Add depreciation of TCO's additional basis	3,440		0.05	3,440		0.05
Add TCO's additional income tax expense	146		0.00	161		0.00

Net income attributable to TCO common shareowners,
excluding step-up depreciation and additional income tax expense	397,611	64,834,009	6.13	49,432	64,707,684	0.76

Add:
Noncontrolling share of income of TRG	156,865	25,146,396		19,577	25,285,965
Distributions to participating securities of TRG				878	871,262

Net income attributable to partnership unitholders
and participating securities	554,476	89,980,405	6.16	69,887	90,864,911	0.77

Add (less) depreciation and amortization:
Consolidated businesses at 100%	71,968		0.80	75,280		0.83
Depreciation of TCO's additional basis	(3,440)		(0.04)	(3,440)		(0.04)
Noncontrolling partners in consolidated joint ventures	(2,754)		(0.03)	(2,484)		(0.03)
Share of Unconsolidated Joint Ventures	14,032		0.16	12,173		0.13
Non-real estate depreciation	(1,690)		(0.02)	(1,449)		(0.02)
Less gain on dispositions, net of tax	(476,887)		(5.30)
Less impact of share-based compensation	(2,618)		(0.03)	(245)		(0.00)

Funds from Operations	153,087	89,980,405	1.70	149,722	90,864,911	1.65

TCO's average ownership percentage of TRG	71.5%			71.6%

Funds from Operations attributable to TCO,
excluding additional income tax expense	109,519		1.70	107,115		1.65

Less TCO's additional income tax expense	(146)		(0.00)	(161)		(0.00)

Funds from Operations attributable to TCO	109,373		1.70	106,954		1.65

Funds from Operations	153,087	89,980,405	1.70	149,722	90,864,911	1.65

Disposition costs related to the pending Starwood sale	441		0.00
Discontinuation of hedge accounting - MacArthur	5,395		0.06

Adjusted Funds from Operations	158,923	89,980,405	1.77	149,722	90,864,911	1.65

TCO's average ownership percentage of TRG	71.5%			71.6%

Adjusted Funds from Operations attributable to TCO,
excluding additional income tax expense	113,695		1.77	107,115		1.65

Less TCO's additional income tax expense	(146)		(0.01)	(161)		(0.00)

Adjusted Funds from Operations attributable to TCO	113,549		1.76	106,954		1.65

Taubman Centers/11

TAUBMAN CENTERS, INC.
Table 6 - Reconciliation of Net Income to Beneficial Interest in EBITDA and Adjusted Beneficial Interest in EBITDA
For the Periods Ended June 30, 2014 and 2013
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)

	Three Months Ended		Year to Date
	2014	2013	2014	2013

Net income	39,054	33,603	565,211	79,959

Add (less) depreciation and amortization:
Consolidated businesses at 100%	36,850	38,258	71,968	75,280
Noncontrolling partners in consolidated joint ventures	(1,593)	(1,368)	(2,754)	(2,484)
Share of Unconsolidated Joint Ventures	6,854	5,864	14,032	12,173

Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	25,434	32,622	51,564	67,074
Noncontrolling partners in consolidated joint ventures	(2,086)	(2,214)	(4,150)	(4,377)
Share of Unconsolidated Joint Ventures	9,955	9,401	19,799	18,777
Income tax expense:
Income tax expense on dispositions	(473)		9,733
Other income tax expense	311	234	1,010	1,262

Less noncontrolling share of income of consolidated joint ventures	(2,252)	(1,773)	(5,370)	(4,554)

Beneficial Interest in EBITDA	112,054	114,627	721,043	243,110

TCO's average ownership percentage of TRG	71.6%	71.7%	71.5%	71.6%

Beneficial Interest in EBITDA attributable to TCO	80,183	82,140	515,761	173,936

Beneficial Interest in EBITDA	112,054	114,627	721,043	243,110

Disposition costs related to the pending Starwood sale	441		441
Discontinuation of hedge accounting - MacArthur	5,395		5,395
Gain on dispositions			(486,620)

Adjusted Beneficial Interest in EBITDA	117,890	114,627	240,259	243,110

TCO's average ownership percentage of TRG	71.6%	71.7%	71.5%	71.6%

Adjusted Beneficial Interest in EBITDA attributable to TCO	84,359	82,140	171,883	173,936

Taubman Centers/12

TAUBMAN CENTERS, INC.
Table 7 - Reconciliation of Net Income to Net Operating Income (NOI)
For the Periods Ended June 30, 2014, 2013, and 2012
(in thousands of dollars)
	Three Months Ended				Three Months Ended				Year to Date				Year to Date
	2014		2013		2013		2012		2014		2013		2013		2012
Net income	39,054		33,603		33,603		31,448		565,211		79,959		79,959		63,625

Add (less) depreciation and amortization:
Consolidated businesses at 100%	36,850		38,258		38,258		36,235		71,968		75,280		75,280		72,669
Noncontrolling partners in consolidated joint ventures	(1,593)		(1,368)		(1,368)		(2,338)		(2,754)		(2,484)		(2,484)		(4,762)
Share of Unconsolidated Joint Ventures	6,854		5,864		5,864		5,364		14,032		12,173		12,173		10,475
Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	25,434		32,622		32,622		36,676		51,564		67,074		67,074		74,203
Noncontrolling partners in consolidated joint ventures	(2,086)		(2,214)		(2,214)		(4,203)		(4,150)		(4,377)		(4,377)		(8,409)
Share of Unconsolidated Joint Ventures	9,955		9,401		9,401		8,225		19,799		18,777		18,777		16,319
Income tax expense:
Income tax expense on dispositions	(473)								9,733
Other income tax expense	311		234		234		515		1,010		1,262		1,262		726
Less noncontrolling share of income of consolidated joint ventures	(2,252)		(1,773)		(1,773)		(2,875)		(5,370)		(4,554)		(4,554)		(4,709)

Add EBITDA attributable to outside partners:
EBITDA attributable to noncontrolling partners in consolidated joint ventures	5,931		5,355		5,355		9,393		12,274		11,415		11,415		17,860
EBITDA attributable to outside partners in Unconsolidated Joint Ventures	24,319		20,877		20,877		20,242		47,526		41,091		41,091		40,723

EBITDA at 100%	142,304		140,859		140,859		138,682		780,843		295,616		295,616		278,720

Add (less) items excluded from shopping center NOI:
General and administrative expenses	11,587		12,628		12,628		10,043		23,124		24,864		24,864		18,450
Management, leasing, and development services, net	(1,269)		(700)		(700)		(1,572)		(2,489)		(2,056)		(2,056)		(1,698)
Straight-line of rents	(1,243)		(1,158)		(1,158)		(1,831)		(2,287)		(2,614)		(2,614)		(2,480)
Gain on dispositions									(486,620)
Disposition costs related to the pending Starwood sale	441								441
Discontinuation of hedge accounting - MacArthur	5,678								5,678
Gain on sale of peripheral land											(863)		(863)
Gain on sale of marketable securities											(1,323)		(1,323)
Dividend income	(612)								(836)
Interest income	(181)		(42)		(42)		(64)		(308)		(101)		(101)		(196)
Other nonoperating income									(754)
Non-center specific operating expenses and other	5,211		6,924		6,935		8,520		8,959		10,516		10,786		15,416

NOI - all centers at 100%	161,916		158,511		158,522		153,778		325,751		324,039		324,309		308,212

Less - NOI of non-comparable centers	560	(1)	(6,700)	(2)	(2,399)	(3)	(3,006)	(3)	(872)	(4)	(13,032)	(2)	(5,525)	(3)	(3,355)	(3)

NOI at 100% - comparable centers	162,476		151,811		156,123		150,772		324,879		311,007		318,784		304,857

NOI - growth %	7.0%				3.5%				4.5%				4.6%

NOI at 100% - comparable centers	162,476		151,811		156,123		150,772		324,879		311,007		318,784		304,857

Lease cancellation income	(4,291)		(430)		(430)		(950)		(6,249)		(2,266)		(2,266)		(1,939)

NOI at 100% - comparable centers excluding lease cancellation income	158,185		151,381		155,693		149,822		318,630		308,741		316,518		302,918

NOI excluding lease cancellation income - growth %	4.5%				3.9%				3.2%				4.5%

NOI at 100% excluding lease cancellation income - post-sale portfolio growth % (5)	4.6%								3.2%

(1)	Includes Taubman Prestige Outlets of Chesterfield.
(2)	Includes Arizona Mills.
(3)	Includes City Creek Center.
(4)	Includes Taubman Prestige Outlets Chesterfield and Arizona Mills for the approximately one-month period prior to its disposition.
(5)
In addition to non-comparable centers excluded above, excludes NOI of Fairlane Town Center, MacArthur Center, Northlake Mall, The Mall at Partridge Creek, Stony Point Fashion Park, The Mall at Wellington Green, and The Shops at Willow Bend.

Taubman Centers/13

TAUBMAN CENTERS, INC.
Table 8 - Balance Sheets
As of June 30, 2014 and December 31, 2013
(in thousands of dollars)
	As of
	June 30, 2014	December 31, 2013
Consolidated Balance Sheet of Taubman Centers, Inc. (1) :

Assets:
Properties	3,024,045	4,485,090
Accumulated depreciation and amortization	(934,657)	(1,516,982)
	2,089,388	2,968,108
Investment in Unconsolidated Joint Ventures	343,189	327,692
Cash and cash equivalents	132,404	40,993
Restricted cash	45,490	5,046
Accounts and notes receivable, net	36,076	73,193
Accounts receivable from related parties	2,948	1,804
Deferred charges and other assets	153,248	89,386
Assets of centers held for sale (2)	778,340
	3,581,083	3,506,222
Liabilities:
Notes payable	1,997,971	3,058,053
Accounts payable and accrued liabilities	261,601	292,280
Distributions in excess of investments in and net income of
Unconsolidated Joint Ventures	408,019	371,549
Liabilities of centers held for sale (2)	651,496
	3,319,087	3,721,882
Equity:
Taubman Centers, Inc. Shareowners' Equity:
Series B Non-Participating Convertible Preferred Stock	25	25
Series J Cumulative Redeemable Preferred Stock
Series K Cumulative Redeemable Preferred Stock
Common stock	633	631
Additional paid-in capital	802,986	796,787
Accumulated other comprehensive income (loss)	(9,908)	(8,914)
Dividends in excess of net income	(586,780)	(908,656)
	206,956	(120,127)
Noncontrolling interests:
Noncontrolling interests in consolidated joint ventures	(15,982)	(37,191)
Noncontrolling interests in partnership equity of TRG	71,022	(58,342)
	55,040	(95,533)
	261,996	(215,660)
	3,581,083	3,506,222

Combined Balance Sheet of Unconsolidated Joint Ventures (1)(3):
Assets:
Properties	1,476,040	1,305,658
Accumulated depreciation and amortization	(532,027)	(478,820)
	944,013	826,838
Cash and cash equivalents	29,337	28,782
Accounts and notes receivable, net	28,260	33,626
Deferred charges and other assets	32,993	28,095
	1,034,603	917,341
Liabilities:
Notes payable	1,761,458	1,551,161
Accounts payable and other liabilities	69,494	70,226
	1,830,952	1,621,387
Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(450,250)	(406,266)
Accumulated deficiency in assets - Joint Venture Partners	(333,707)	(285,904)
Accumulated other comprehensive income (loss) - TRG	(6,196)	(5,938)
Accumulated other comprehensive income (loss) - Joint Venture Partners	(6,196)	(5,938)
	(796,349)	(704,046)
	1,034,603	917,341

(1)
International Plaza was consolidated in the Company's balance sheet as of December 31, 2013 but is an Unconsolidated Joint Venture as of June 30, 2014 as a result of the January 2014 disposition of interests.

(2)	Includes the assets and liabilities of shopping centers expected to be sold to Starwood Capital Group in the fourth quarter of 2014.
(3)	Unconsolidated Joint Venture amounts exclude the balances of entities that own interests in Asia projects that are currently under development.

Taubman Centers/14

TAUBMAN CENTERS, INC.
Table 9 - Annual Guidance
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for Year Ended
	December 31, 2014

Adjusted Funds from Operations per common share (1)	3.72	3.82

Discontinuation of hedge accounting - MacArthur and disposition costs
related to the pending Starwood Sale (2)	(0.06)	(0.06)

Funds from Operations per common share (1)	3.66	3.76

Gain on dispositions, net of tax (3)	5.30	5.30

Real estate depreciation - TRG (4)	(1.50)	(1.45)

Distributions to participating securities of TRG	(0.02)	(0.02)

Depreciation of TCO's additional basis in TRG	(0.11)	(0.11)

Net income attributable to common shareowners, per common share (EPS) (1)	7.33	7.48

(1)
The range excludes the expected impact of the planned sale of centers to Starwood Capital Group, including (but not limited to) the loss of operations of the centers, debt extinguishment costs, and disposition and other transaction costs as well as the impact from the use of sale proceeds.

(2)	Costs only include amounts incurred in the second quarter of 2014.
(3)
During the six months ended June 30, 2014, the Company recognized a gain (net of tax) of $476.9 million from dispositions of interests in International Plaza, Arizona Mills, and land in Syosset, New York related to the former Oyster Bay project. Excludes gain expected to be recognized upon closing of the sale of centers to Starwood.

(4)
As a result of the expected sale of centers in the fourth quarter of 2014 to Starwood Capital Group, the Company is no longer recognizing depreciation on the property balances that are classified as held for sale. This resulted in a reduction of approximately $0.25 of real estate depreciation per share expected to be recognized in 2014.